Exhibit 99.1

Match Group Announces Important Governance Enhancements

●	Company to appoint Darrell Cavens to Board of Directors
●	Company will seek stockholder approval to declassify the Board
●	Board also responds to letter from Anson Funds; recommends stockholders vote FOR all of the Company’s nominees and not support the Anson Funds’ candidates

DALLAS – April 7, 2025 – Match Group (NASDAQ: MTCH) today announced its Board of Directors (the “Board”) will appoint seasoned e-commerce executive Darrell Cavens as a new director in connection with the 2025 Annual Meeting.

Cavens’ appointment follows a deliberate and thorough search process, reflecting Match Group’s continuous approach to Board refreshment. With this appointment, Match Group further strengthens the Board’s depth of expertise in digital commerce, consumer engagement, and technology-driven innovation.

“We are thrilled to welcome a respected, insightful leader like Darrell to the Board. His deep leadership expertise in product and engineering, managing complex global organizations at scale, and brand-building will be invaluable in informing the Board’s oversight of the company’s strategy and focus on driving innovation across our portfolio of dating brands,” said Thomas J. McInerney, Chairman of the Board of Match Group. “Darrell’s appointment is a part of our continuous board refreshment efforts to ensure we maintain a strong Board with a diverse skill set dedicated to effective oversight of the company’s strategy and performance to drive shareholder value. ”

“As we redouble our efforts to improve the user experience, I’m eager to leverage Darrell’s deep experience as a founder of several product-focused digital companies. In addition, Darrell’s extensive experience as a director of multi-brand global companies will provide our Board and me with valuable insights,” said Spencer Rascoff, CEO of Match Group.

“Match Group has long been at the forefront of digital connections, and I am excited by the opportunity to contribute my experiences in technology, marketing, company-building and strategy to support Match Group’s future growth and create shareholder value,” said Cavens. “I look forward to working with the rest of the Board and leadership team to drive results and returns for the company going forward.”

Darrell Cavens brings nearly 20 years of leadership experience in e-commerce and technology-driven businesses. As co-founder and CEO of Zulily, he successfully led the company from inception to its public offering, as well as completing M&A transactions and liquidity events. His strategic insights into online retail, innovation, and technology infrastructure will be a valuable asset to Match Group as the company advances its strategy.

Previously, Cavens also held leadership positions at Qurate Retail and Microsoft, as well as serving as Chief Technology Officer and Senior Vice President, Marketing at Blue Nile, where he played a key role in scaling the company into the largest online diamond retailer. He brings to Match Group a strong background in online retailing, technology and data analytics. In addition to his executive leadership roles, he serves on the Board of Tapestry (parent company of Coach, Kate Spade New York, and Stuart Weitzman) and Brooks Running, a subsidiary of Berkshire Hathaway, bringing extensive governance experience across consumer retail, technology, and e-commerce sectors.

Board to Seek Stockholder Approval for Declassification

Match Group also announced that it will seek stockholder approval at its upcoming Annual Meeting to declassify the Board. The Company’s directors are currently divided into three classes, with the members serving staggered three-year terms.

The declassification proposal will be detailed in the Company’s 2025 proxy statement, which will be filed with the Securities and Exchange Commission (the “SEC”) in advance of the Company’s upcoming Annual Meeting. If stockholders approve the proposal, directors elected at the 2026 Annual Meeting and thereafter will be elected to one-year terms. The Board is committed to strong corporate governance practices and this proposal supports efforts to align those practices to the best interests of stockholders.

Board Recommends Against Anson Funds’ Director Nominees

Anson Funds Management LP and Anson Advisors Inc. (together with its affiliates, “Anson Funds”) has nominated Kelley Morrell, Fumbi Chima and Laura Lee (each, an “Anson Funds nominee”) to stand for election as directors at the 2025 Annual Meeting in opposition to the nominees recommended by the Board.

The Board has been, and will remain, open to productive stockholder input as evidenced by the appointment of Laura Jones and Spencer Rascoff to the Board in 2024 following constructive engagement with Elliott Management. The Board and management continue to focus on Board refreshment and governance enhancements consistent with our duties to all stockholders, and appreciate their interest in Match Group and its long-term success.

The Board of Directors and senior management have had numerous meetings and discussions with Anson Funds over the last year and the Board has thoroughly evaluated each of the Anson Funds’ three proposed nominees. The Board considered the Anson Funds’ nominees consistent with its process, including having members of the Nominating and Corporate Governance Committee meet with each director-nominee. The Board subsequently determined that none of them brings meaningful additional skills or expertise relevant to Match Group’s strategic priorities moving forward, and will provide further details regarding its recommendation to stockholders in the proxy statement for the annual meeting. The Board does not endorse the Anson Funds nominees and instead recommends stockholders vote for all of the Company’s nominees up for election at the upcoming Annual Meeting.

Based on information provided by Anson Funds in its SEC filings, Anson Funds own less than 0.5% of the Company’s common stock, and substantially less than members of the Board. The Company also notes that Anson Funds’ recent SEC filings and nomination notice reflect the sale last month of approximately 30% of its previously reported holdings of Match Group common stock.

Match Group expects to file preliminary materials with respect to the 2025 Annual Meeting of Stockholders with the SEC, which will include the Board’s recommended slate of director nominees. Match Group stockholders are not required to take any action at this time.

About Match Group

Match Group (NASDAQ: MTCH), through its portfolio companies, is a leading provider of digital technologies designed to help people make meaningful connections. Our global portfolio of brands includes Tinder®, Hinge®, Match®, Meetic®, OkCupid®, Pairs™, PlentyOfFish®, Azar®, BLK®, and more, each built to increase our users' likelihood of connecting with others. Through our trusted brands, we provide tailored services to meet the varying preferences of our users. Our services are available in over 40 languages to our users all over the world.

Additional Information

Match Group, Inc. (“Match Group”) plans to file a proxy statement and accompanying WHITE proxy card with the SEC in connection with its 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) and its solicitation of proxies for Match Group’s director nominees and for other matters to be voted on. Match Group may also file other relevant documents with the SEC regarding its solicitation of proxies for the 2025 Annual Meeting. MATCH GROUP STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT SOLICITATION MATERIALS WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain copies of the proxy statement, any amendments or supplements to the proxy statement and other documents (including the WHITE proxy card) as and when filed by Match Group with the SEC without charge from the SEC’s website at www.sec.gov. Copies of the documents filed by Match Group with the SEC also may be obtained free of charge at Match Group’s investor relations website at https://ir.mtch.com or upon written request sent to Match Group, Inc., 8750 North Central Expressway, Suite 1400 Dallas, TX 75231, Attention: Investor Relations.

Certain Information Regarding Participants

Match Group, its directors, certain of its executive officers and employees may be deemed to be participants in connection with the solicitation of proxies from Match Group stockholders in connection with the matters to be considered at the 2025 Annual Meeting. Information regarding the names of such directors and executive officers and their respective interests in Match Group, by securities holdings or otherwise, is available in Match Group’s proxy statement for the 2024 annual meeting of stockholders, which was filed with the SEC on April 29, 2024 (the “2024 Proxy Statement”), including in the sections captioned “Executive Compensation,” “Director Compensation,” “Compensation Discussion and Analysis,” “2023 Summary Compensation Table” and “Security Ownership of Certain Beneficial Owners and Management,” in Match Group’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025, and in Match Group’s Current Reports on Form 8-K filed with the SEC from time to time, including the Current Reports on Form 8-K filed with the SEC on October 7, 2024 and February 4, 2025. To the extent that Match Group’s directors and executive officers have acquired or disposed of securities holdings since the applicable “as of” date disclosed in the 2024 Proxy Statement, such transactions have been or will be reflected on Statements of Change in Ownership on Form 4, Initial Statements of Beneficial ownership on Form 3, or amendments to beneficial ownership reports on Schedules 13D filed with the SEC, including: Form 4s filed by Thomas McInerney on June 18, 2024, June 25, 2024 and January 23, 2025; Form 3 filed by Steven Bailey on March 4, 2025 and Form 4 filed by Steven Bailey on March 4, 2025; Form 4s filed by Stephen Bailey on June 18, 2024, June 25, 2024, November 26, 2024 and January 23, 2025; Form 4s filed by Melissa Brenner on June 18, 2024, June 25, 2024 and January 23, 2025; Form 4s filed by Ann McDaniel on June 18, 2024, June 25, 2024 and January 23, 2025; Form 4s filed by Glenn Schiffman on June 18, 2024, June 25, 2024, July 2, 2024, October 2, 2024, January 3, 2025, January 23, 2025, February 10, 2025 and April 2, 2025; Form 4s filed by Pamela Seymon on June 18, 2024, June 25, 2024 and January 23, 2025; Form 4s filed by Alan G. Spoon on June 18, 2024, June 25, 2024 and January 23, 2025; Form 4s filed by Sharmistha Dubey on June 25, 2024 and January 23, 2025; Form 4s filed by Laura Rachel Jones on July 2, 2024, October 2, 2024, January 3, 2025, January 23, 2025, March 26, 2025 and April 2, 2025; Form 3 filed by Sean Edgett on October 3, 2024 and Form 4s filed by Sean Edgett on October 3, 2024, January 23, 2025 and March 4, 2025; and Form 4s filed by Spencer M. Rascoff on January 23, 2025, February 10, 2025, March 4, 2025 and March 26, 2025.

Contacts

For Media

Steve Lipin / Danielle Fornabaio

Gladstone Place Partners

212-230-5930

Match Group Corporate Communications

matchgroupPR@match.com

For Investors

Tanny Shelburne

ir@match.com